[Form of lock-up from selling stockholders pursuant to Section 6(i)]

[          ], 2014

[             ]

as Underwriter to be named in the
within-mentioned Underwriting Agreement

Re: Proposed Public Offering by Graphic Packaging Holding Company

Dear Sirs:

The undersigned, a stockholder of Graphic Packaging Holding Company, Delaware corporation (the “Company”), understands that [ ] proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Stockholder(s) providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 45 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of [ ], directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. It being understood that this agreement shall not prohibit the sale of Securities pursuant to the Underwriting Agreement or any officer, on behalf of the Company, from filing or causing to be filed any registration statement of the Company under the Securities Act of 1933, as amended.

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Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of [ ], provided that (1) [ ] receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

In addition and notwithstanding anything to the contrary herein, the undersigned may transfer or sell the Lock-Up Securities without the prior written consent of [ ] pursuant to a contract, instruction or plan intended to meet the requirements of Rule 10b5-1(c)(1) under the Exchange Act, provided that such contract, instruction or plan was entered into prior to the date hereof.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

This lock-up agreement and related restrictions shall automatically terminate upon the earliest to occur, if any, of (a) the Underwriter on the one hand, or the Selling Stockholders, on the other hand, advising the other in writing that they have or it has determined not to proceed with the offering pursuant to the Underwriting Agreement, (b) the termination of the Underwriting Agreement before the sale of any Securities to the Underwriter or (c) the registration statement filed with the Commission with respect to the offering pursuant to the Underwriting Agreement is withdrawn.

[Signature appears on the following page.]

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The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

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